For period ended 12/31/2015

Registrant Name: American Beacon Select Funds

File Number: 811-9603

EXHIBIT 99.906CERT

Gene L. Needles, Jr. and Melinda G. Heika, respectively, the President and Treasurer of the American Beacon Select Funds (the “Registrant”), each certify to the best of his or her knowledge and belief that:

1. the Registrant’s report on Form N-CSR for the period ended December 31, 2015 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gene L. Needles, Jr.	/s/ Melinda G. Heika
Gene L. Needles, Jr.	Melinda G. Heika
President	Treasurer
American Beacon Select Funds	American Beacon Select Funds

Date: March 10, 2016

A signed original of this written statement required by Section 906 has been provided to American Beacon Mileage Funds and will be retained by American Beacon Mileage Funds and furnished to the Securities and Exchange Commission or its staff.